Exhibit 3.2


                                     BYLAWS
                                       OF
                                  CARDIA, INC.

                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

         Section 1.01. Registered and Other Offices. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

         Section 1.02. Corporate Seal. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the direction of the Board, such additional wording as is permitted by law.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Time and Place of Meetings. Annual or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman or Co-Chairman of the Board of Directors, or if a Chairman of the Board of Directors has not been elected, by the President or the Chief Executive Officer in the absence of Board action, or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, shall be held in the county where the principal executive office is located.

         Section 2.02. Annual Meetings. Annual meetings of the shareholders shall be considered and treated as regular meetings of the shareholders under Chapter 302A of the Minnesota Statutes. No meeting shall be considered an annual meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. At any annual meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term and whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at an annual meeting. To be properly brought before the meeting, business must be of a nature that is appropriate for

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consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder (as the term "shareholder" is defined in Chapter 302A of the Minnesota Statutes). In addition to any other applicable requirements, for matters to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or delivery by United States mail, postage prepaid, addressed to the Secretary of the corporation at the registered office of the corporation, not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Risk of non-delivery shall rest on whose behalf the attempted delivery is made. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareholders proposing such business, (iii) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) such other information regarding such proposed business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with these Bylaws.

         Section 2.03. Demand by Shareholders. Annual or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively, or any successor statutes.

         Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at such meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by


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the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

         Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth
(20th) day preceding the date of such meeting.

         Section 2.07. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting at which a quorum was present and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five (5) but not more than sixty (60) days before the date of the meeting except that written notice of a meeting at which there is to be considered either (i) an agreement of merger or consolidation, (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, (iii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Articles of Incorporation, shall be mailed to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

         Section 2.08. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         Section 2.09. Authorization Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.


                                   ARTICLE III

                                    DIRECTORS

         Section 3.01. General Powers. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the


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powers that may be exercised or performed by the corporation under Minnesota law and the corporation's Articles of Incorporation and these Bylaws.

         Section 3.02. Number of Directors. The Board of Directors of this corporation shall consist of not fewer than three (3) or more than nine (9) directors, as may be designated by the Board of Directors from time to time. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the annual meeting of shareholders. Except as otherwise provided, each director shall be elected by the shareholders to hold office for a term of three consecutive years. Each director shall serve until his or her successor shall have been elected or until he or she shall retire, resign, die or shall have been removed as hereinafter provided.

         Section 3.03. Vacancies. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen shall hold office until the next election of directors at an annual or special meeting of shareholders and until their successors shall be elected subject, however, to prior retirement, resignation, death or removal from office.

         Section 3.04. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than said quorum, a majority of those present may adjourn the meeting from time to time. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though withdrawal of directors originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 3.05. Director Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholders entitled to vote generally in the election of directors. Any shareholder (as the term "shareholder" is defined in Chapter 302A of the Minnesota Statutes) entitled to vote generally in the election of directors may nominate one or more persons for election as directors at the annual meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Risk of non-delivery shall rest on the person on whose behalf the attempted delivery is made. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to


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which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, it shall be so declared at the meeting and the defective nomination shall be disregarded.

         Section 3.06. Regular Meetings. Regular meetings of the Board of Directors shall be held, without notice, at such time and place as shall from time to time be determined by the Board.

         Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or Co-Chairman of the Board or the President or Chief Executive Officer at any time and shall be called by him or her whenever required to do so in writing by two or more members of the Board.

         Section 3.08. Notice of Meetings. If the meeting is a regular meeting of the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required. Otherwise, notice of a meeting of the Board of Directors shall be given by the Secretary, Chief Executive Officer or President who shall give at least seventy-two (72) hours' notice thereof to each director by mail, telephone, telegraph or in person. The notice need not state the purpose of the meeting.

         Section 3.9. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by a director either before, at, or after such meeting in a writing signed by such director; provided, however, that a director, by his or her attendance and participation in any action taken at the meeting of the Board of Directors, shall be deemed to waive notice of such meeting.

         Section 3.10. Committees of the Board. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

         Section 3.11. Compensation of Directors. Directors who are not salaried officers of this corporation may receive any combination of a fixed sum per meeting attended, a fixed annual


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sum and/or such other compensation, including stock options and stock grants, as may be determined, from time to time, by resolution of the Board of Directors. All directors may receive reimbursement of expenses, if any, for attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving compensation for such other service.

         Section 3.12. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors' meeting.

         Section 3.13. Authorization without a Meeting. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting as authorized by law and this corporation's Articles.

         Section 3.14. Electronic Communications. A director or committee member may participate in a meeting by any means or communication through which such person, other persons so participating, and all persons physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A conference among directors or committee members by any means of communication through which such persons may simultaneously hear each other during the conference is a meeting of the Board of Directors or committee, as the case may be, if the same notice is given of the conference as would be required for a meeting, and if the number of persons participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.


                                   ARTICLE IV
                                    OFFICERS

         Section 4.01. Number and Offices. The officers of the corporation shall consist of a Chief Executive Officer or President and a Chief Financial Officer or Treasurer, and may also consist of one or more Vice Presidents, a Secretary and any other officers the Board may designate. The Board may elect or appoint any officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person.

         Section 4.02. Chairman of the Board. The Board of Directors may also elect as an officer or officers a Chairman of the Board or two or more Co-Chairmen of the Board, who, if so elected, shall preside at all meetings of the Board of Directors and of the shareholders, shall make such reports to the Board of Directors and the shareholders as may from time to time be required, and shall have such other powers and shall perform such other duties as may be from time to time assigned to him or her by the Board of Directors. If a Chairman or Co-Chairman of


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the Board is not appointed, the duties and responsibilities of the Chairman of the Board set forth in this Section 4.02 shall be performed by the Chief Executive Officer.

         Section 4.03. Election and Term of Office. The Board of Directors shall from time to time elect a Chief Financial Officer or President and a Chief Executive Officer or Treasurer and may elect one or more Vice Presidents, a Secretary and any other officers or agents the Board deems necessary. Such officers shall hold their offices until their successors are elected.

         Section 4.04. Removal and Vacancies. Any officer may be removed from office at any time by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there is a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

         Section 4.05. Delegation of Authority. An officer elected or appointed by the Board may delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.


                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

         Section 5.01. Certificates for Shares. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates shall be numbered in the order in which they are issued and shall be signed by the Chairman, Chief Executive Officer, President or Chief Financial Officer. If a Secretary has been elected, the certificates may also be signed by the Secretary. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate has been so canceled.

         Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law. Shares shall be allotted only in exchange for consideration in such forms as may be permitted by applicable law. At the time of any such allotment of shares, the Board of Directors making such allotment shall state, by resolution, their determination of the fair value of the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted.


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         Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized by the shareholder named in the certificate or the shareholder's legal representative and upon surrender of the certificate or certificates for such shares. The corporation may treat as the absolute owner of the shares of the corporation the person or persons in whose name or names the shares are registered on the books of the corporation. In the event that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the corporation, then the signatures of the officers specified above and any seal of the corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of said registrar and/or transfer agent. The officers of the corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to shares of stock and shareholders of the corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent.

         Section 5.04. Lost Certificates. A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed, but only in accordance with applicable law and such other reasonable requirements imposed by the Board of Directors.


                                   ARTICLE VI

                                  DISTRIBUTIONS

         Section 6.01. Distributions. Subject to the provisions of the Articles of Incorporation, the Board of Directors may cause the corporation to make distributions pursuant to the provisions of the Minnesota Statutes, Section 302A.551.

         Section 6.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date preceding the date fixed for the payment of any distribution or allotment of other rights as the record date for the determination of the shareholders entitled to receive payment of such distribution or allotment of such rights; and in such case only shareholders of record on the date so fixed shall be entitled to receive such payment or allotment notwithstanding any transfer of shares on the books of the corporation after such record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.


                                   ARTICLE VII

                         BOOKS AND RECORDS; FISCAL YEAR

         Section 7.01. Books and Records. The Board of Directors of the corporation shall cause to be kept in such place as it may designate:


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         (a)      a share register, giving the names and addresses of the
                  shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued;

         (b)      records of all proceedings of shareholders and directors;

         (c) such other records and books of account as shall be necessary and appropriate to the conduct of corporate business; and

         (d)      Bylaws of the corporation and all amendments thereto.

         Section 7.02. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         Any person who at any time shall serve or shall have served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by Minnesota Statutes Section 302A.521 and any successor statute or any amendment thereto.


                                   ARTICLE IX

                                   AMENDMENTS

         Section 9.01. General Amendment. These Bylaws may be altered, amended or repealed or new Bylaws enacted by the affirmative vote of a majority of the entire Board of Directors or at any annual meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).

         The undersigned Secretary hereby certifies that the foregoing Bylaws were adopted as the complete Bylaws of the corporation by the Board of Directors of said corporation on the 1st day of November, 1998.


                                          /s/ Patrick Delaney
                                         ---------------------------------------
                                         Patrick Delaney, Secretary


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